USCommunication Services, Inc.


                       First Amendment to
                     VOTING TRUST AGREEMENT


     THIS FIRST AMENDMENT TO VOTING TRUST AGREEMENT ("Agreement") is made as of December 1, 1997, with reference to that voting trust agreement dated May 1, 1997 ("the Trust"), between and among Delia O'Donnell, an individual; Alan Anderson, an individual; Brian P. O'Donnell, an individual; Tara Goldstone, an individual; Arthur Haesche, an individual; David Huscher, an individual; Gerald Zoarski, an individual; Richelle Lambert, an individual; William Palumbo, an individual; Bruce's Truck Stops, Inc., a California corporation; Joyce Mitstifer, an individual, Douglas Pratt, an individual; Deanna O'Donnell, an individual;
C & B Investments, a Trust; James T. Underwood, an individual; Roland McKenzie, an individual; Mark Leone, an individual; Robert Candee, an individual; Thomas P. Underwood, an individual; Mark Leone, an individual; Florence Bush, an individual; Kathy V. Caruthers, an individual; Blanche Brown, an individual, George Krieger, an individual; Jack Wilson, an individual; Teja Shariff, an individual; and Sam Qasm, an individual ("Certificate Holders") and Delia O'Donnell ("Trustee").

                            RECITALS

     A. The Trustee subscribed for the purchase of 1,250 shares of common stock in NATIONWIDE TRANSPORTATION PRODUCTS, INC., a Delaware corporation ("Company") and those shares have since been issued to Trustee.

     B. On August 19, 1997, the name of the Company was changed to U.S. Communication Services, Inc.

     C. On November 26, 1997, the Company effected a 16,000 for 1 stock split, and while the number of shares held by each Certificate Holder as provided in the Trust has been adjusted accordingly (whether or not so reflected in the voting trust certificates), the percentage of outstanding shares attributable to each Certificate Holder has not changed.

     D. The Certificate Holders and the Trustee desire to amend the terms of the Trust as set forth hereinbelow.

                            AGREEMENT

     1. REPLACEMENT OR REMOVAL OF TRUSTEE. Paragraph 3(e) of the Trust is amended in its entirety to read as follows:


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

     In the event Delia O'Donnell should resign or otherwise be unable or unwilling to serve as Trustee, the successor Trustee shall be Alan Anderson. In all other events, in case of a Trustee's death, resignation, or inability to act, the owners of two thirds of the shares subject to this Agreement shall elect a successor Trustee to act to act under this Agreement. Any Trustee may be removed from office by the affirmative vote of the owners of two thirds of the shares subject to this Agreement.


     2. FURTHER ACTS ON TERMINATION OR WITHDRAWAL. In the event of Termination of the Trust as set forth on Paragraph 4 thereof, or upon the withdrawal of a Certificate Holder under Paragraph 6 thereof, Certificate Holders shall execute such reasonable documentation and engage in such further acts as are reasonably required by the Company, its successors or assigns, to effect the transfer of stock in the Company from the Trustee to the subject Certificate Holder(s) upon the surrender of that Certificate Holder's endorsed voting trust certificate. Such documentation and acts include, without limitation, execution of an investment representation letter or other documentation reasonably required by Company in order to secure registration of the stock of Company under federal and state securities laws, or to otherwise secure the transfer's federal and state exemption therefrom.

     3.   CONFIRMATION OF TRUST.  As amended by this Agreement,
Certificate Holders and the Trustee confirm the Trust, and all provisions thereof shall remain in full force and effect.

     Dated:    December 1, 1997

TRUSTEE



_____________________________
Delia O'Donnell


CERTIFICATE HOLDERS



_____________________________
Delia O'Donnell



_____________________________
Alan Anderson


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

_____________________________
Brian P. O'Donnell



_____________________________
Tara Goldstone


_____________________________
Arthur Haesche



_____________________________
David Huscher



_____________________________
Gerald Zoarski



_____________________________
Richelle Lambert



_____________________________
William Palumbo



_____________________________
for Bruce's Truck Stops, Inc.



_____________________________
Joyce Mitstifer



_____________________________
Douglas Pratt



_____________________________
Deanna O'Donnell


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




_____________________________
for C & B Investments



_____________________________
James T. Underwood



_____________________________
Roland McKenzie



_____________________________
Mark Leone



_____________________________
Robert Candee



_____________________________
Thomas P. Underwood



_____________________________
Florence Bush



_____________________________
John DeMarsilis



_____________________________
Kathy V. Caruthers



_____________________________
Blanche Brown



_____________________________
George Krieger


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


_____________________________
Jack Wilson


_____________________________
Teja Shariff



_____________________________
Sam Shariff




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